Morgan Stanley Allocator Fund
                          Item 77(O) 10F-3 Transactions
                        August 1, 2003 - January 31, 2004



 Security   Purcha   Size    Offeri   Total   Amount   % of    % of
Purchased     se/     of       ng    Amount     of    Offeri   Fund   Brokers
             Trade  Offeri   Price     of     Shares    ng      s
             Date     ng       of   Offering  Purcha  Purcha   Tota
                             Shares             sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts
   NEC      07/14/  34,000   $35.73 $1,214,8   3,000  0.009%   0.06    Daiwa
Electronic    03     ,000              20,                      1%   Securities
    s                                  000                             SMBC,
Corporatio                                                             Morgan
    n                                                                 Stanley,
                                                                      Deutsche
                                                                       Bank,
                                                                      Goldman
                                                                       Sachs
                                                                     Internatio
                                                                      nal, JP
                                                                      Morgan,
                                                                      Merrill
                                                                       Lynch
                                                                     Internatio
                                                                     nal, Nikko
                                                                     Citigroup
                                                                     and Nomura
                                                                     Internatio
                                                                        nal
                                                                       Morgan
 Seagate                                                              Stanley,
Technology  07/24/  60,000   $18.75 $1,125,0  10,900  0.018%   0.11  JP Morgan,
 Holdings     03     ,000              00,                      7%   Citigroup,
                                       000                            Goldman
                                                                      Sachs &
                                                                      Co, Bear
                                                                     Stearns &
                                                                      Co Inc,
                                                                       Lehman
                                                                     Brothers,
                                                                      Merrill
                                                                     Lynch & Co
                                                                     and Thomas
                                                                       Weisel
                                                                      Partners